                                                                      Exhibit 21
                                                                      ----------

                                          SUBSIDIARIES

                                                                                Jurisdiction of
                     Name                                                        Incorporation
------------------------------------------------                                -----------------
Dirt Devil, Inc. (1)                                                            Ohio

Royal Appliance Receivables, Inc. (1)                                           Ohio

Royal Appliance FSC, Inc. (1)                                                   U.S.V.I.

Royal Appliance International Co. (1)                                           Delaware

RADDCO, S.A. DE C.V. (1)                                                        Mexico

Royal Vacuum Cleaner Co. (1)                                                    Ohio

Royal Appliance Luxembourg S.A.H. (2)                                           Luxembourg

DD Interactive, Inc. (1)                                                        Ohio

Privacy Technologies, Inc. (1)                                                  Ohio

(1)      Company is a wholly-owned subsidiary of the Registrant.
(2)      Company is a wholly-owned subsidiary of the Royal Appliance
         International Co.